                        EXHIBIT 4(h)


Agreement to furnish instruments defining rights of holders
                     of long-term debt

                                 August 27, 1998





Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Worthington Industries, Inc. - Form 10-K for the fiscal year ended May 31, 1998

Gentlemen:

        Worthington Industries, Inc., a Delaware corporation, is today executing and filing a Form 10-K, Annual Report for the fiscal year ended May 31, 1998.

        Pursuant to the instructions relating to the Exhibits in Item 601 of Regulation S-K, Worthington Industries, Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries. Such long-term debt does not exceed 10% of the total assets of Worthington Industries, Inc. and its subsidiaries on a consolidated basis.

                                Very truly yours,


                                 WORTHINGTON INDUSTRIES, INC.

                                 /s/ Donal H. Malenick

                                 Donal H. Malenick
                                 President
Enclosures